EXHIBIT 99.1


                 FOURTH AMENDMENT TO THE NOTE PURCHASE AGREEMENT
                 -----------------------------------------------

     FOURTH AMENDMENT, dated as of June 30, 2006 (the "Fourth Amendment"), to the Note Purchase Agreement, dated as of August 10, 2001, as amended by the first amendment thereto dated as of July 1, 2003, the second amendment thereto dated as of August 4, 2004 and the third amendment thereto dated as of February 28, 2005 (as so amended, the "Note Purchase Agreement"), by and among Cascade Investment, L.L.C., a Washington limited liability company ("Buyer"), GAMCO Investors, Inc., a New York corporation formerly known as Gabelli Asset Management Inc. ("Seller"), Mario J. Gabelli ("Gabelli"), GGCP, Inc., a New York corporation formerly known as Gabelli Group Capital Partners, Inc. ("GGCP"), Rye Holdings, Inc., a New York corporation ("Rye Holdings") and Rye Capital Partners, Inc., a Delaware corporation (collectively with Gabelli, GGCP and Rye Holdings, the "Gabelli Stockholders" ). All capitalized terms used but not defined herein which are defined in the Note Purchase Agreement (or in the Note, as defined therein) shall have the meanings assigned to such terms in such agreement.

                                    RECITALS

     A.   The parties hereto desire to amend the Note Purchase Agreement and the
Note in the manner set forth below.

     B. Except as amended below, the Note Purchase Agreement, the Registration Rights Agreement and the Note (collectively, the "Transaction Documents") shall remain in full force and effect as they were prior to this Fourth Amendment.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

     1. Amendment of the Note. The parties hereto hereby amend the Note so that (i) from and after the date of this Fourth Amendment and until Maturity, the Exercise Date shall become May 15, 2007 and (ii) from and after September 15, 2006, the interest rate on the Note shall increase from 5% to 6%, the conversion price shall increase from $52 to $53 and Seller shall have the right to redeem the Note, in whole but not in part, at 101% of its principal amount together with all accrued but unpaid interest thereon upon at least 30 days' prior written notice and delivery to Buyer a certificate, dated the redemption date, duly executed and delivered by Seller's chief executive office that neither he nor Seller is then in possession of any non-public information concerning Seller, any of its subsidiaries or any of their businesses or operations which could reasonably be expected to have a material positive effect on the market price (or, if no such market price exists, the fair market value) of the Common Stock or other consideration issuable upon conversion of the Note



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(collectively, the "Note Amendments"). Concurrently with the execution and delivery of this Fourth Amendment, Seller is delivering to Buyer, in exchange for the duly executed outstanding Note, a duly executed amended Note in the form of Exhibit A hereto, which is identical to the outstanding Note in all respects except that it gives effect to the Note Amendments. The parties agree that the amended Note is a replacement of the outstanding Note and evidences the same debt, and is entitled to the same benefits as, the outstanding Note except to the extent otherwise provided by the Note Amendments. The parties also agree that neither this Fourth Amendment nor the amended Note shall affect any rights or obligations under the Note Purchase Agreement or Note with respect to any periods, acts, omissions or circumstances which occurred prior to the date of this Fourth Amendment. From and after the execution and delivery of this Fourth Amendment, all references in the Transaction Documents to the Note shall be deemed to be references to the Note as amended by the Note Amendments.

     2. Letter of Credit. Concurrently with the execution and delivery of this Fourth Amendment, the Seller is delivering to Buyer an amendment to the Letter of Credit duly executed by the Letter of Credit Issuer which (i) extends the expiration date of the Letter of Credit until May 22, 2007 and (ii) increases the Letter of Credit amount so that the aggregate amount available thereunder shall not exceed $51,500,000 (the "Letter of Credit Amendments"). From and after the execution and delivery of this Fourth Amendment, all references in the Transaction Documents to the Letter of Credit shall be deemed to be references to the Letter of Credit as amended by the Letter of Credit Amendments.

     3. References to Agreement. From and after the execution and delivery of this Fourth Amendment, all references in the Transaction Documents to the Agreement shall be deemed to be references to the Agreement as amended by this Fourth Amendment.

     4. Amendment to Registration Rights Agreement. To the extent provided herein, this Fourth Amendment shall be an amendment of the Registration Rights Agreement.

     5. Miscellaneous. Sections 2.1.1, 2.1.4, 2.1.5, and 6 of the Note Purchase Agreement are incorporated herein by reference, mutandis mutandi, with all references therein to any of the Transaction Documents being changed to refer solely to this Fourth Amendment.


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          SIGNATURE PAGE - FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first mentioned above.

SELLER:                                         BUYER:

GAMCO INVESTORS, INC.                           CASCADE INVESTMENT, L.L.C.


BY: ________________________________            BY: ____________________________


GABELLI STOCKHOLDERS:

____________________________________
MARIO J. GABELLI


GGCP, INC.


BY: ________________________________


RYE HOLDINGS, INC.


BY: ________________________________


RYE CAPITAL PARTNERS, INC.


BY: ________________________________






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                                                                       EXHIBIT A


                FORM OF CONVERTIBLE PROMISSORY NOTE (AS AMENDED)